Exhibit 99.1

CONTACTS: John O. Ambler Vice President Corporate Communications T – (412) 477-1719 E – joambler@uss.com	Kevin Lewis Vice President Investor Relations T – (412) 433-6935 E – klewis@uss.com

For Immediate release

UNITED STATES STEEL CORPORATION

ANNOUNCES PRICING OF UPSIZED

SENIOR NOTES OFFERING

PITTSBURGH, February 8, 2021 – United States Steel Corporation (NYSE: X) (the “company” or “U. S. Steel”) today announced the pricing of its upsized $750 million aggregate principal amount of 6.875% senior notes due 2029 (the “Notes”). The size of the offering was upsized from $500 million to $750 million aggregate principal amount of Notes. The Notes will be issued at a price equal to 100% of their face value. The Notes will pay interest semi-annually in arrears on March 1 and September 1 of each year beginning on September 1, 2021, and will mature on March 1, 2029, unless earlier redeemed or repurchased. The offering is expected to close on February 11, 2021.

On February 2, 2021, U. S. Steel issued a notice of redemption to redeem 35% or approximately $370 million aggregate principal amount outstanding of its 12.000% senior secured notes due 2025 (the “2025 Senior Secured Notes”). U. S. Steel intends to use the net proceeds from the Notes offering, together with cash on hand, to redeem the remaining approximately $687 million aggregate principal amount outstanding of 2025 Senior Secured Notes and pay related fees and expenses.

Credit Suisse, ING, BofA Securities, Barclays, Citigroup, Goldman Sachs, J.P. Morgan, Truist Securities and Wells Fargo Securities are acting as joint book-running managers for the offering.

The Notes are being offered and sold pursuant to an effective automatic shelf registration statement on Form S-3 previously filed with the Securities and Exchange Commission (“SEC”). Before you invest, you should read the prospectus supplement related to this offering and accompanying prospectus in that registration statement and other documents filed with the SEC for more information about the company and this offering. You may obtain these documents free of charge by visiting the SEC’s website at www.sec.gov. Copies of the prospectus supplement and accompanying prospectus for the offering may also be obtained from: Credit Suisse, 6933 Louis Stephens Drive, Morrisville, North Carolina 27560, Attention: Prospectus Department, usa.prospectus@credit-suisse.com, 1-800-221-1037 (toll free).

©2021 U. S. Steel. All Rights Reserved

News release

This press release is neither an offer to sell nor a solicitation of an offer to buy any securities, nor shall it constitute an offer, solicitation or sale of any securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Words such as, but not limited to, “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “could,” “may,” “will,” “should,” and similar expressions are intended to identify forward-looking statements. All forward-looking statements, including with respect to the offering described herein, rely on a number of assumptions, estimates and data concerning future results and events and are subject to a number of uncertainties and other factors, many of which are outside U. S. Steel’s control that could cause actual results to differ materially from those reflected in such statements. Accordingly, U. S. Steel cautions that the forward-looking statements contained herein are qualified by these and other important factors and uncertainties that could cause results to differ materially from those reflected by such statements. For more information on additional potential risk factors, please review U. S. Steel’s filings with the SEC, including, but not limited to, U. S. Steel’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K.

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Founded in 1901, the United States Steel Corporation is a Fortune 250 company and leading steel producer. Together with its subsidiary Big River Steel and an unwavering focus on safety, the company’s customer-centric Best of BothSM world-competitive integrated and mini mill technology strategy is advancing a more secure, sustainable future for U. S. Steel and its stakeholders. With a renewed emphasis on innovation, U. S. Steel serves the automotive, construction, appliance, energy, containers and packaging industries with high value-added steel products such as U. S. Steel’s proprietary XG3™ advanced high-strength steel. The company also maintains competitively advantaged iron ore production and has an annual raw steelmaking capability of 26.2 million net tons. U. S. Steel is headquartered in Pittsburgh, Pennsylvania, with world-class operations across the United States and in Central Europe. For more information, please visit www.ussteel.com.

©2021 U. S. Steel. All Rights Reserved